SERVICE AGREEMENT UNDER RATE SCHEDULE WSS-OPEN ACCESS



         THIS AGREEMENT entered into this 1st day of November, 1998, by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation, hereinafter referred to as "Seller", first party, and ATLANTA GAS LIGHT COMPANY, hereinafter referred to as "Buyer", second party.


                           W I T N E S S E T H:


         WHEREAS, Seller has made available to Buyer storage capacity from its Washington Storage Field under Part 284 of the Commission's Regulations; and Buyer desires to purchase and Seller desires to sell natural gas storage service under Seller's Rate Schedule WSS-Open Access as set forth herein;

         NOW, THEREFORE, Seller and Buyer agree as follows:


                                 ARTICLE I
                            SERVICE TO BE RENDERED

         Subject to the terms and provisions of this agreement and of Seller's Rate Schedule WSS-Open Access, Seller agrees to inject into storage for Buyer's account, store and withdraw from storage, quantities of natural gas as follows:

         To withdraw from storage up to a maximum quantity on any day of 73,059 dt, which quantity shall be Buyer's Storage Demand Quantity, or such greater daily quantity, as applicable from time to time, pursuant to the terms and conditions of Seller's Rate Schedule WSS-Open Access.


         To  receive  and  store  up to a  total  quantity  at any  one  time of
         6,210,000  dt,  which  quantity  shall  be  Buyer's  Storage   Capacity
         Quantity.




                                 ARTICLE II
                       POINT(S) OF RECEIPT AND DELIVERY

         The Point of Receipt for injection of natural gas delivered to Seller by Buyer and the Point of Delivery for withdrawal of natural gas delivered by Seller to Buyer under this agreement shall be Seller's Washington Storage Field located at Seller's Station 54 in St. Landry Parish, Louisiana. Gas delivered or received in Seller's pipeline system shall be at the prevailing pressure not to exceed the maximum allowable operating pressure.



                               ARTICLE III
                           TERM OF AGREEMENT

         This agreement shall be effective November 1, 1998 and shall remain in force and effect until March 31, 2010, and year to year thereafter, subject to termination by either party upon six months written notice to the other party.


                              ARTICLE IV
                         RATE SCHEDULE AND PRICE

         Buyer shall pay Seller for natural gas service rendered hereunder in accordance with Seller's Rate Schedule WSS-Open Access, and the applicable provisions of the General Terms and Conditions of Seller's FERC Gas Tariff as filed with the Federal Energy Regulatory Commission, and as the same may be amended or superseded from time to time. Such Rate Schedule and General Terms and Conditions are by this reference made a part hereof. In the event Buyer and Seller mutually agree to a negotiated rate and specified term for service hereunder, provisions governing such negotiated rate (including surcharges) and term shall be set forth on Exhibit A to the service agreement.


                               ARTICLE V
                              MISCELLANEOUS

         1. The subject headings of the Articles of this agreement are inserted for the purpose of convenient reference and are not intended to be a part of this agreement nor to be considered in any interpretation of the same.

         2. This agreement supersedes and cancels as of the effective date hereof the following contracts between the parties hereto: .0905

         3. No waiver by either party of any one or more defaults by the other in the performance of any provisions of this agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different character.

         4. This agreement shall be interpreted, performed and enforced in accordance with the laws of the State of Texas.

         5. This agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be
signed  by  their  respective   officers  or   representatives   thereunto  duly
authorized.


                      TRANSCONTINENTAL GAS PIPE LINE
                            CORPORATION
                             (Seller)


                       By  /s/ Frank J. Ferazzi
                       Frank J. Ferazzi
                       Vice President
                       Customer Service and Rates



                       ATLANTA GAS LIGHT COMPANY
                               (Buyer)


                       By /s/ Paula G.Rosput



                              EXHIBIT A
                             ---------



Specification of Negotiated Rate and Term
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